EXHIBIT 99.1

Yext, Inc. Announces Fourth Quarter and Full Year Fiscal 2019 Results

–	Reports Record Fourth Quarter Revenue of $63.8 Million, an Increase of 33% Year-Over-Year

–	Reports Record Full Year Fiscal 2019 Revenue of $228.3 million, an Increase of 34% Year-Over-Year

–	Reports Positive Cash Flow from Operations for Fourth Quarter and Full Year

–	Remaining Performance Obligations Exceeds a Quarter of a Billion Dollars

–	Company Adopts ASC 606 Standard for Current Period Results

–	Issues Revenue Guidance for the First Quarter Fiscal 2020 and the Full Year Fiscal 2020

NEW YORK, March 6, 2019 /PRNewswire/ -- Yext, Inc. (NYSE: YEXT), the leader in digital knowledge management (DKM), today announced its results for the three months ended January 31, 2019, or the Company's fourth quarter, and the fiscal year that ended in that same period.
“We had another record quarter highlighted by the addition of 128 new Enterprise logos - the most we've added in any quarter in our history. The fourth quarter reflects our increasing momentum throughout fiscal 2019, with nearly 350 new Enterprise accounts signed,” said Howard Lerman, Founder and Chief Executive Officer of Yext.
“Brands around the world are catching on to the revolution of DKM, including thought leaders like Morgan Stanley. During the quarter, Morgan Stanley announced its selection of Yext as the designated platform to manage facts such as their areas of focus, certifications, language skills, investment approach and more for its 15,000 wealth advisors.
“Today, we manage more than 185 million facts about our customers in our platform, providing brand-verified answers in services like Google, Siri, Alexa and WeChat to consumers looking for information verified by the source of truth. We will continue to invest in expanding our services and features, our geographic reach, and the endpoints in our Knowledge Network as we continue our mission to provide perfect answers everywhere.”

Fourth Quarter Fiscal 2019 Highlights:
Note to the reader: Yext adopted the revenue accounting standard ASC 606 for its fiscal year ended January 31, 2019, and the results for both the fourth quarter and fiscal year ended January 31, 2019, which we refer to as the current periods, are presented on that basis. Yext elected the modified retrospective approach for adoption and our results for the fiscal year ended January 31, 2018 and all prior periods continue to be presented on the basis of ASC 605. Because we previously issued revenue and non-GAAP net loss per share guidance for the current periods on the basis of ASC 605, these results are also presented below on the basis of ASC 605 to facilitate comparability to the guidance. See the tables labeled "Reconciliation of Impacts from the Adoption of ASC 606" at the end of this release.

•	Revenue of $63.8 million, a 33% increase as compared to the $48.0 million reported in fourth quarter fiscal 2018. The adoption of ASC 606 did not have a material impact on revenue in the quarter.

•
Gross Profit of $48.1 million, a 34% increase as compared to the $35.8 million reported in fourth quarter fiscal 2018. Gross margin of 75.5% as compared to the 74.6% reported in fourth quarter fiscal 2018.

•	Net Loss and Non-GAAP Net Loss:

•
Net loss of $15.5 million as compared to the $17.0 million net loss in fourth quarter fiscal 2018. The improvement reflects a benefit to sales and marketing expenses associated with the adoption of ASC 606, as commissions and related costs are now being amortized over a longer period.

•	Non-GAAP net loss of $3.2 million as compared to the $9.6 million non-GAAP net loss in the fourth quarter fiscal 2018. The improvement was primarily due to the same factors that affected net loss.

•	Net Loss Per Share and Non-GAAP Net Loss Per Share:

•
Net loss per share of $0.15 based on 101.4 million weighted-average shares outstanding, as compared to the net loss per share of $0.18 in the fourth quarter fiscal 2018 based on 92.4 million weighted-average shares outstanding.

•
Non-GAAP net loss per share of $0.03 as reported under ASC 606, based on 101.4 million weighted-average shares outstanding, as compared to the non-GAAP net loss per share of $0.10 in the fourth quarter fiscal 2018 based on 92.4 million weighted-average shares outstanding.

•	Non-GAAP net loss per share would have been $0.08 if reported on the basis of ASC 605.

•	Balance Sheet: Cash, cash equivalents and marketable securities of $142.8 million as of January 31, 2019. The adoption of ASC 606 did not alter the reported cash balance.

•
Cash Flow: Cash provided by operating activities for the fourth quarter of fiscal 2019 was $30.8 million as compared to cash used in operating activities of $2.1 million in the same period in fiscal 2018. The improvement in cash flow in the current period reflects improved working capital, driven primarily by a higher amount of unearned revenue.

•
Remaining Performance Obligations ("RPO"): RPO as of January 31, 2019 was $262.0 million, with $242.9 million expected to be recognized over the next 24 months and the balance to be recognized thereafter. RPO does not include amounts under contracts subject to certain accounting exclusions.

Full Year Fiscal 2019 Highlights:

•
Revenue of $228.3 million as reported under ASC 606, or $228.8 million if reported on the basis of ASC 605, reflects a 34% increase as compared to the $170.2 million reported in fiscal year ended January 31, 2018.

•
Gross Profit of $170.9 million, a 35% increase as compared to the $126.1 million reported in fiscal year ended January 31, 2018. Gross margin of 74.9% as compared to the 74.1% reported in fiscal year ended January 31, 2018.

•	Net Loss and Non-GAAP Net Loss:

•	Net loss of $74.8 million as compared to the $66.6 million net loss in fiscal year ended January 31, 2018.

•	Non-GAAP net loss of $30.6 million as compared to the $44.2 million non-GAAP net loss in the fiscal year ended January 31, 2018.

•	Net Loss Per Share and Non-GAAP Net Loss Per Share:

•
Net loss per share of $0.76 based on 98.4 million weighted-average shares outstanding, as compared to the net loss per share of $0.85 in the fiscal year ended January 31, 2018 based on 78.6 million weighted-average shares outstanding.

•
Non-GAAP net loss per share of $0.31 as reported under ASC 606, based on 98.4 million weighted-average shares outstanding at January 31, 2019, as compared to the non-GAAP net loss per share of $0.47 in the fiscal year ended January 31, 2018 based on 94.0 million non-GAAP shares outstanding at January 31, 2018.

•	Non-GAAP net loss per share would have been $0.40 if reported on the basis of ASC 605.

•
Cash Flow: Cash provided by operating activities for the fiscal year ended January 31, 2019 was $5.2 million as compared to cash used in operating activities of $32.4 million for the fiscal year ended January 31, 2018.

As the Company adopted ASC 606 on a modified retrospective basis, operating results for the fiscal year ended January 31, 2019 are presented under ASC 606, whereas operating results for the fiscal year ended January 31, 2018 are presented under ASC 605. Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" and "Reconciliation of Impacts from the Adoption of ASC 606" at the end of this release.

Recent Business Highlights:

•	Stored more than 185 million facts[1] in Yext's digital knowledge platform as of January 31, 2019, an increase of approximately 50% as compared to January 31, 2018.

•
Announced the appointment of Wendi Sturgis, Yext's Chief Client Officer, as CEO of Yext Europe, as well as a tripling in the number of enterprise customers over the past year served by its Southern Europe region across a diverse set of industries, including luxury, retail, food, hospitality, and financial services.

•	Unveiled an expansion of Yext's presence in the Washington D.C.-area with an office located in Rosslyn, Virginia, as well as a plan to hire hundreds of people over a five year period in that region.

•
Issued our Spring Product Release, providing new services and features to our platform, including: integrations with some of the largest global digital services used by Chinese consumers when traveling overseas, such as Baidu Map (Overseas), Fliggy, CK Map and PIRT; the ability for our customers to monitor and answer questions their consumers ask about them on Google in Google's Q&A search results; general access for self-serve, AI-ready Pages, letting our customers create smart landing pages on their website for any entity stored in Yext.

•	Expanded the Yext Knowledge Network through an integration with Snapchat, allowing businesses to power the facts about them in Snapchat Context Cards and Organic Venue Geofilters directly from Yext.

•	Named to the Best Workplaces in Technology list by Fortune Magazine and Great Place to Work®.
1. Facts represent the data stored by customers in our Knowledge Manager. We previously reported a metric called attributes, which aggregated certain data in our Knowledge Manager and reported that data as a single attribute. Facts reflects all of the discrete data elements provided by our customers. For example, a customer's opening hours from Monday through Friday is reflected as five facts.
Financial Outlook:
Yext is also providing the following guidance for its first fiscal quarter ending April 30, 2019 and the fiscal year ending January 31, 2020. All guidance is provided on the basis of ASC 606.

•	First Quarter Fiscal 2020 Outlook:

•	Revenue is projected to be $66.0 million to $67.0 million. This compares to $51.0 million of revenue from the first quarter of fiscal 2019, which reflects the adoption of ASC 606.

•
Non-GAAP net loss per share is projected to be $0.09 to $0.11, which assumes 103.1 million weighted-average shares outstanding. This compares to a non-GAAP net loss per share of $0.10 from the first quarter of fiscal 2019, which reflects the adoption of ASC 606.

•	Full Year Fiscal 2020 Outlook:

•	Revenue is projected to be $295 million to $300 million.

•	Non-GAAP net loss per share is projected to be $0.40 to $0.44, which assumes 105.9 million weighted-average shares outstanding.

Conference Call Information
Yext will host a conference call at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time) today to discuss its financial results. To join, participants may call 1.877.883.0383 (U.S. callers) or 1.412.902.6506 (international callers) using conference ID number 7870330. A live audio webcast of the call will also be available on the Investor Relations section of the Company’s website at investors.yext.com. A replay of the call will be available until March 13, 2019 at 11:59 P.M. Eastern Time by dialing 1.877.344.7529 (U.S. callers) or 1.412.317.0088 (international) and entering passcode 10129114.

About Yext
Yext, Inc. (NYSE: YEXT) is the leading Digital Knowledge Management (DKM) platform. Our mission is to give companies control over their brand experiences across the digital universe of maps, apps, search engines, voice assistants, and other intelligent services that drive consumer discovery, decision, and action. Today, thousands of businesses including brands like Taco Bell, Rite Aid, and Steward Health Care use the Yext Knowledge Engine™ to manage their digital knowledge in order to boost brand engagement, drive foot traffic, and increase sales.
Yext has been named a Best Place to Work by Fortune and Great Place to Work® as well as a Best Workplace for Women. Yext is headquartered in New York City with offices in Berlin, Chicago, Dallas, Geneva, London, Paris, San Francisco, Shanghai, Tokyo and the Washington, D.C. area. For more information, visit yext.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net loss and shares outstanding for our first fiscal quarter 2020 and full year fiscal 2020 in the paragraphs under "Financial Outlook" above, and other statements regarding our expectations regarding the growth of our company, our future hiring, our market opportunity and our industry. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, our ability to renew existing customers and attract new customers; our ability to successfully expand and compete in new geographies; our ability to recruit and retain our enterprise-level sales force; our ability to expand our publishing network; our ability to develop new product and platform offerings to expand our market opportunity; the impact of newly adopted accounting standards on our financial results and guidance; our ability to release product updates that are adopted by our customers; our ability to manage our growth effectively; the number of options exercised by our employees and former employees; and the accuracy of the assumptions and estimates underlying our financial projections. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.
Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include non-GAAP net loss, non-GAAP net loss per share and non-GAAP net loss margin. Non-GAAP net loss, non-GAAP net loss per share and non-GAAP net loss margin are financial measures that are not calculated in accordance with GAAP. We define these non-GAAP net loss financial measures as our GAAP net loss as adjusted to exclude the effects of stock-based compensation expenses. Non-GAAP net loss per share is defined as non-GAAP net loss on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding. Non-GAAP net loss margin is defined as non-GAAP net loss divided by revenue. We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP net loss margin, we believe this metric is useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense. We also believe these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of non-GAAP net loss to net loss, non-GAAP net loss per share to net loss per share and non-GAAP net loss margin to net loss margin, the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss and non-GAAP net loss per share in conjunction with net loss and net loss per share.

For Further Information Contact:
James Hart
Yext Investor Relations
212.994.6768
IR@yext.com

YEXT, INC.
Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	January 31, 2019	January 31, 2018
Assets
Current assets:
Cash and cash equivalents	$91,755	$34,367
Marketable securities	51,021	83,974
Accounts receivable, net of allowances of $256 and $231, respectively	55,341	44,656
Prepaid expenses and other current assets	14,135	7,703
Costs to obtain revenue contracts, current	17,817	9,342
Total current assets	230,069	180,042
Property and equipment, net	11,077	11,438
Goodwill	4,660	4,924
Intangible assets, net	1,960	2,761
Costs to obtain revenue contracts, non-current	18,366	3,405
Other long term assets	996	919
Total assets	$267,128	$203,489
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$42,651	$27,416
Unearned revenue, current	135,544	89,474
Deferred rent, current	1,585	1,288
Total current liabilities	179,780	118,178
Deferred rent, non-current	1,607	3,213
Other long term liabilities	1,192	645
Total liabilities	182,579	122,036
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at January 31, 2019 and 2018, respectively; zero shares issued and outstanding at January 31, 2019 and 2018	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at January 31, 2019 and 2018, respectively; 108,678,234 and 100,482,264 shares issued at January 31, 2019 and 2018, respectively; 102,172,900 and 93,976,930 shares outstanding at January 31, 2019 and 2018, respectively	109	100
Additional paid-in capital	398,882	328,344
Accumulated other comprehensive loss	(1,428)	(1,636)
Accumulated deficit	(301,109)	(233,450)
Treasury stock, at cost	(11,905)	(11,905)
Total stockholders’ equity	84,549	81,453
Total liabilities and stockholders’ equity	$267,128	$203,489

YEXT, INC.
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2019	2018	2019	2018
Revenue	$63,759	$48,020	$228,283	$170,201
Cost of revenue	15,641	12,208	57,413	44,095
Gross profit	48,118	35,812	170,870	126,106
Operating expenses:
Sales and marketing	41,006	35,089	158,845	126,980
Research and development	9,228	7,250	36,098	25,687
General and administrative	14,107	10,976	51,572	40,079
Total operating expenses	64,341	53,315	246,515	192,746
Loss from operations	(16,223)	(17,503)	(75,645)	(66,640)
Investment income	372	394	1,485	1,135
Interest income (expense)	74	(85)	72	(359)
Other income (expense), net	56	128	(527)	(539)
Loss from operations before income taxes	(15,721)	(17,066)	(74,615)	(66,403)
(Provision for) benefit from income taxes	261	68	(222)	(162)
Net loss	$(15,460)	$(16,998)	(74,837)	$(66,565)

Net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.18)	$(0.76)	$(0.85)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	101,354,229	92,400,382	98,387,366	78,632,448

Other comprehensive income (loss):
Foreign currency translation adjustment	$(97)	$82	$(75)	$492
Unrealized gain (loss) on marketable securities	114	(172)	280	(320)
Total comprehensive loss	$(15,443)	$(17,088)	$(74,632)	$(66,393)

YEXT, INC.
Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Fiscal year ended January 31,
	2019	2018
Operating activities:
Net loss	$(74,837)	$(66,565)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,813	5,123
Provision for bad debts	492	478
Stock-based compensation expense	44,233	22,360
Change in fair value of convertible preferred stock warrant liability	—	491
Deferred income taxes	(43)	(129)
Amortization of deferred financing costs	130	140
Amortization of (discount) premium on marketable securities	(170)	156
Gain on sale of marketable securities	—	(1)
Changes in operating assets and liabilities:
Accounts receivable	(11,601)	(17,036)
Prepaid expenses and other current assets	(6,745)	(4,043)
Costs to obtain revenue contracts	(16,817)	(4,420)
Other long term assets	2	(358)
Accounts payable, accrued expenses and other current liabilities	17,328	350
Unearned revenue	47,004	31,753
Deferred rent	(1,291)	(807)
Other long term liabilities	742	99
Net cash provided by (used in) operating activities	5,240	(32,409)
Investing activities:
Purchases of marketable securities	(52,916)	(110,644)
Maturities of marketable securities	86,320	20,154
Sales of marketable securities	—	6,041
Capital expenditures	(5,270)	(3,674)
Net cash provided by (used in) investing activities	28,134	(88,123)
Financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	123,527
Payments of deferred offering costs	—	(4,263)
Proceeds from exercise of stock options	18,880	11,610
Proceeds from exercise of warrants	—	79
Repayments on Revolving Line	—	(5,000)
Payments of deferred financing costs	(159)	(99)
Proceeds, net from employee stock purchase plan withholdings	5,663	3,750
Net cash provided by financing activities	24,384	129,604
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(370)	375
Net increase in cash, cash equivalents and restricted cash	57,388	9,447
Cash, cash equivalents and restricted cash at beginning of period	34,367	24,920
Cash, cash equivalents and restricted cash at end of period	$91,755	$34,367

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three months ended January 31, 2019
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$15,641	$(883)	$14,758
Gross profit	$48,118	$883	$49,001
Sales and marketing	$41,006	$(6,189)	$34,817
Research and development	$9,228	$(2,464)	$6,764
General and administrative	$14,107	$(2,754)	$11,353
Loss from operations	$(16,223)	$12,290	$(3,933)
Net loss	$(15,460)	$12,290	$(3,170)
Net loss margin	(24)%	19%	(5)%

	Three months ended January 31, 2018
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$12,208	$(512)	$11,696
Gross profit	$35,812	$512	$36,324
Sales and marketing	$35,089	$(3,644)	$31,445
Research and development	$7,250	$(1,323)	$5,927
General and administrative	$10,976	$(1,879)	$9,097
Loss from operations	$(17,503)	$7,358	$(10,145)
Net loss	$(16,998)	$7,358	$(9,640)
Net loss margin	(35)%	15%	(20)%

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Fiscal year ended January 31, 2019
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$57,413	$(2,915)	$54,498
Gross profit	$170,870	$2,915	$173,785
Sales and marketing	$158,845	$(22,519)	$136,326
Research and development	$36,098	$(8,475)	$27,623
General and administrative	$51,572	$(10,324)	$41,248
Loss from operations	$(75,645)	$44,233	$(31,412)
Net loss	$(74,837)	$44,233	$(30,604)
Net loss margin	(33)%	20%	(13)%

	Fiscal year ended January 31, 2018
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$44,095	$(1,459)	$42,636
Gross profit	$126,106	$1,459	$127,565
Sales and marketing	$126,980	$(11,121)	$115,859
Research and development	$25,687	$(3,756)	$21,931
General and administrative	$40,079	$(6,024)	$34,055
Loss from operations	$(66,640)	$22,360	$(44,280)
Net loss	$(66,565)	$22,360	$(44,205)
Net loss margin	(39)%	13%	(26)%

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share data)
(unaudited)

	Three months ended January 31,
	2019	2018
Net loss	$(15,460)	$(16,998)
Stock-based compensation expense	12,290	7,358
Non-GAAP net loss	$(3,170)	$(9,640)

Net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.18)

Stock-based compensation expense per share	0.12	0.08
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.03)	$(0.10)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	101,354,229	92,400,382

	Fiscal year ended January 31,
	2019	2018
Net loss	$(74,837)	$(66,565)
Stock-based compensation expense	44,233	22,360
Non-GAAP net loss	$(30,604)	$(44,205)

Net loss per share attributable to common stockholders, basic and diluted	$(0.76)	$(0.85)

Stock-based compensation expense per share	0.45	0.28
Non-GAAP unweighted adjustment	—	0.10
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.31)	$(0.47)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	98,387,366	78,632,448

Non-GAAP unweighted adjustment	—	15,344,482
Non-GAAP number of shares outstanding in computing non-GAAP net loss per share attributable to common stockholders, basic and diluted	98,387,366	93,976,930

Note: the Company's IPO transaction closed on April 19, 2017, at which time the Company's convertible preferred stock converted to approximately 43.5 million shares and the Company issued an additional 12.1 million shares to investors in that offering. In order to serve as a better comparison for future periods, the Company calculated non-GAAP net loss per share for the fiscal year ended January 31, 2018 on a comparative basis, using the shares outstanding as of the end of the period, as if they had been outstanding for the whole period.

The Company calculated non-GAAP net loss per share for the fiscal year ended January 31, 2019 and the three months ended January 31, 2019 and 2018 using the weighted-average number of shares outstanding for the respective periods.

YEXT, INC.
Cash Flow Data
(in thousands)
(unaudited)

	Three months ended January 31,
	2019	2018
Net cash provided by (used in):
Net loss	$(15,460)	$(16,998)
Adjustments to net loss for non-cash items	14,199	8,854
Changes in operating assets and liabilities	32,081	6,065
Operating activities	30,820	(2,079)
Investing activities	26,951	7,238
Financing activities	5,552	7,950
Effect of exchange rate changes on cash, cash equivalents and restricted cash	95	146
Net increase in cash, cash equivalents and restricted cash	63,418	13,255
Cash, cash equivalents and restricted cash at beginning of period	28,337	21,112
Cash, cash equivalents and restricted cash at end of period	$91,755	$34,367

YEXT, INC.

Quarterly Statement of Operations Data
(In thousands, except share and per share data)
(unaudited)

	As reported (ASC 606)
	Three months ended
	Jan. 31, 2019	Oct. 31, 2018	Jul. 31, 2018	Apr. 30, 2018
Revenue	$63,759	$58,613	$54,923	$50,988
Cost of revenue	15,641	14,886	14,086	12,800
Gross profit	48,118	43,727	40,837	38,188
Operating expenses:
Sales and marketing	41,006	43,714	38,298	35,827
Research and development	9,228	9,158	9,983	7,729
General and administrative	14,107	13,867	12,060	11,538
Total operating expenses	64,341	66,739	60,341	55,094
Loss from operations	(16,223)	(23,012)	(19,504)	(16,906)
Investment income	372	350	376	387
Interest income (expense)	74	74	(9)	(67)
Other income (expense), net	56	(194)	(219)	(170)
Loss from operations before income taxes	(15,721)	(22,782)	(19,356)	(16,756)
(Provision for) benefit from income taxes	261	(158)	(40)	(285)
Net loss	(15,460)	(22,940)	(19,396)	(17,041)
Stock-based compensation expense	12,290	12,922	11,028	7,993
Non-GAAP net loss	$(3,170)	$(10,018)	$(8,368)	$(9,048)

Net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.23)	$(0.20)	$(0.18)
Stock-based compensation expense per share	$0.12	$0.13	$0.11	$0.08
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.03)	$(0.10)	$(0.09)	$(0.10)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	101,354,229	99,628,479	97,511,660	94,942,773

YEXT, INC.

Reconciliation of Impacts from the Adoption of ASC 606
Balance Sheet Data
(In thousands)
(unaudited)

	As of January 31, 2019
	Without Adoption (ASC 605)	Impacts from Adoption	As Reported (ASC 606)
Assets
Accounts receivable, net	$56,222	$(881)	$55,341
Costs capitalized to obtain revenue contracts, current	15,082	2,735	17,817
Costs capitalized to obtain revenue contracts, non current	4,699	13,667	18,366
Liabilities
Accounts payable, accrued expenses and other current liabilities	41,508	1,143	42,651
Unearned revenue, current	137,418	(1,874)	135,544
Stockholders' equity
Accumulated other comprehensive loss	(1,442)	14	(1,428)
Accumulated deficit	$(317,347)	$16,238	$(301,109)

YEXT, INC.

Reconciliation of Impacts from the Adoption of ASC 606
Statement of Operations Data
(In thousands, except share and per share data)
(unaudited)

	Fiscal year ended January 31, 2019
	Without Adoption (ASC 605)	Impacts from Adoption	As Reported (ASC 606)
Revenue	$228,751	$(468)	$228,283
Cost of revenue	57,413	—	57,413
Gross profit	171,338	(468)	170,870
Operating expenses:
Sales and marketing	168,372	(9,527)	158,845
Research and development	36,098	—	36,098
General and administrative	51,572	—	51,572
Total operating expenses	256,042	(9,527)	246,515
Loss from operations	(84,704)	9,059	(75,645)
Investment income	1,485	—	1,485
Interest income	72	—	72
Other expense, net	(527)	—	(527)
Loss from operations before income taxes	(83,674)	9,059	(74,615)
(Provision for) benefit from income taxes	(222)	—	(222)
Net loss	(83,896)	9,059	(74,837)
Stock-based compensation expense	44,233	—	44,233
Non-GAAP net loss	$(39,663)	$9,059	$(30,604)

Net loss per share attributable to common stockholders, basic and diluted	$(0.85)	$0.09	$(0.76)
Stock-based compensation expense per share	0.45	—	0.45
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.40)	$0.09	$(0.31)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	98,387,366		98,387,366

YEXT, INC.

Reconciliation of Impacts from the Adoption of ASC 606
Quarterly Statement of Operations Data
Three Months Ended January 31, 2019
(In thousands, except share and per share data)
(unaudited)

	Three months ended January 31, 2019
	Without Adoption (ASC 605)	Impacts from Adoption	As Reported (ASC 606)
Revenue	$63,818	$(59)	$63,759
Cost of revenue	15,641	—	15,641
Gross profit	48,177	(59)	48,118
Operating expenses:
Sales and marketing	45,503	(4,497)	41,006
Research and development	9,228	—	9,228
General and administrative	14,107	—	14,107
Total operating expenses	68,838	(4,497)	64,341
Loss from operations	(20,661)	4,438	(16,223)
Investment income	372	—	372
Interest income	74	—	74
Other income, net	56	—	56
Loss from operations before income taxes	(20,159)	4,438	(15,721)
(Provision for) benefit from income taxes	261	—	261
Net loss	(19,898)	4,438	(15,460)
Stock-based compensation expense	12,290	—	12,290
Non-GAAP net loss	$(7,608)	$4,438	$(3,170)

Net loss per share attributable to common stockholders, basic and diluted	$(0.20)	$0.05	$(0.15)
Stock-based compensation expense per share	0.12	—	0.12
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$0.05	$(0.03)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	101,354,229		101,354,229

YEXT, INC.

Reconciliation of Impacts from the Adoption of ASC 606
Quarterly Statement of Operations Data
Three Months Ended October 31, 2018
(In thousands, except share and per share data)
(unaudited)

	Three months ended October 31, 2018
	Without Adoption (ASC 605)	Impacts from Adoption	As Reported (ASC 606)
Revenue	$58,742	$(129)	$58,613
Cost of revenue	14,886	—	14,886
Gross profit	43,856	(129)	43,727
Operating expenses:
Sales and marketing	45,669	(1,955)	43,714
Research and development	9,158	—	9,158
General and administrative	13,867	—	13,867
Total operating expenses	68,694	(1,955)	66,739
Loss from operations	(24,838)	1,826	(23,012)
Investment income	350	—	350
Interest income	74	—	74
Other expense, net	(194)	—	(194)
Loss from operations before income taxes	(24,608)	1,826	(22,782)
(Provision for) benefit from income taxes	(158)	—	(158)
Net loss	(24,766)	1,826	(22,940)
Stock-based compensation expense	12,922	—	12,922
Non-GAAP net loss	$(11,844)	$1,826	$(10,018)

Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$0.02	$(0.23)
Stock-based compensation expense per share	0.13	—	0.13
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$0.02	$(0.10)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	99,628,479		99,628,479

YEXT, INC.

Reconciliation of Impacts from the Adoption of ASC 606
Quarterly Statement of Operations Data
Three Months Ended July 31, 2018
(In thousands, except share and per share data)
(unaudited)

	Three months ended July 31, 2018
	Without Adoption (ASC 605)	Impacts from Adoption	As Reported (ASC 606)
Revenue	$55,096	$(173)	$54,923
Cost of revenue	14,086	—	14,086
Gross profit	41,010	(173)	40,837
Operating expenses:
Sales and marketing	40,171	(1,873)	38,298
Research and development	9,983	—	9,983
General and administrative	12,060	—	12,060
Total operating expenses	62,214	(1,873)	60,341
Loss from operations	(21,204)	1,700	(19,504)
Investment income	376	—	376
Interest expense	(9)	—	(9)
Other expense, net	(219)	—	(219)
Loss from operations before income taxes	(21,056)	1,700	(19,356)
(Provision for) benefit from income taxes	(40)	—	(40)
Net loss	(21,096)	1,700	(19,396)
Stock-based compensation expense	11,028	—	11,028
Non-GAAP net loss	$(10,068)	$1,700	$(8,368)

Net loss per share attributable to common stockholders, basic and diluted	$(0.22)	$0.02	$(0.20)
Stock-based compensation expense per share and rounding	0.12	(0.01)	0.11
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$0.01	$(0.09)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	97,511,660		97,511,660

YEXT, INC.

Reconciliation of Impacts from the Adoption of ASC 606
Quarterly Statement of Operations Data
Three Months Ended April 30, 2018
(In thousands, except share and per share data)
(unaudited)

	Three months ended April 30, 2018
	Without Adoption (ASC 605)	Impacts from Adoption	As Reported (ASC 606)
Revenue	$51,095	$(107)	$50,988
Cost of revenue	12,800	—	12,800
Gross profit	38,295	(107)	38,188
Operating expenses:
Sales and marketing	37,029	(1,202)	35,827
Research and development	7,729	—	7,729
General and administrative	11,538	—	11,538
Total operating expenses	56,296	(1,202)	55,094
Loss from operations	(18,001)	1,095	(16,906)
Investment income	387	—	387
Interest expense	(67)	—	(67)
Other expense, net	(170)	—	(170)
Loss from operations before income taxes	(17,851)	1,095	(16,756)
(Provision for) benefit from income taxes	(285)	—	(285)
Net loss	(18,136)	1,095	(17,041)
Stock-based compensation expense	7,993	—	7,993
Non-GAAP net loss	$(10,143)	$1,095	$(9,048)

Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$0.01	$(0.18)
Stock-based compensation expense per share	0.08	—	0.08
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$0.01	$(0.10)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	94,942,773		94,942,773